Exhibit 1.1
EIGHTH AMENDMENT
TO
AMENDED AND RESTATED DEALER MANAGER AGREEMENT
 This EIGHTH AMENDMENT TO THE AMENDED AND RESTATED DEALER MANAGER AGREEMENT (this “Eighth Amendment”), effective as of February 21, 2018 (the “Effective Date”), is entered into by and among CARTER VALIDUS MISSION CRITICAL REIT II, INC., a Maryland corporation (the “Company”), CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company (the “Advisor”) and SC DISTRIBUTORS, LLC, a Delaware limited liability company (the “Dealer Manager”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Dealer Manager Agreement (defined below).
WHEREAS, the Company, the Advisor and the Dealer Manager are parties to that certain Amended and Restated Dealer Manager Agreement, dated June 10, 2014, as amended from time to time (the “Dealer Manager Agreement”); and
WHEREAS, the Company, the Advisor and the Dealer Manager desire to further amend the Dealer Manager Agreement to incorporate Class T2 Shares (as defined below) into the Dealer Manager Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to the Preamble.
The first paragraph of the Preamble of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:
Ladies and Gentlemen:
Carter Validus Mission Critical REIT II, Inc. (the “Company”) is a Maryland corporation that elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2014. The Company is offering (a) up to $100,000,000 in shares of Class A common stock (“Class A Shares”), shares of Class I common stock (“Class I Shares”), shares of Class T common stock (“Class T Shares” and shares of Class T2 common stock (“Class T2 Shares”) (collectively, the “DRP Shares”) at an offering price of $9.18 per Class A Share, $9.18 per Class I Share, $9.18 per Class T Share and $9.18 per Class T2 Share, or at such prices otherwise disclosed in the Prospectus, for issuance through the Company’s distribution reinvestment plan (the “DRP”) pursuant to the DRP Registration Statement (as defined below) and (b) up to $1,000,000,000 in Class A Shares, Class I Shares, Class T Shares and Class T2 Shares (the “Follow-On Shares” and together with the DRP Shares, the “Shares”) at an offering price of $10.200 per Class A Share, $9.273 per Class I Share, $9.766 per Class T Share and $9.714 per Class T2 Share, or at such prices otherwise disclosed in the Prospectus, for issuance through the Company’s follow-on offering (the “Follow-On Offering”) and together with the DRP Offering, the “Offerings”) pursuant to the Follow-On Registration Statement (as defined below), all upon the terms and subject to the conditions set forth in each Prospectus. On November 24, 2017, the Company ceased offering Class A Shares, Class I Shares and Class T Shares in its initial public offering (the “Initial Offering”) pursuant to a Registration Statement Form S-11 (File No. 333-191706) (the “Initial Offering Registration Statement”). For the avoidance of doubt, the Company will continue to pay the Class T Distribution and Servicing Fee with respect to Class T Shares purchased in the Initial Offering in accordance with Section 4(b) hereof.
The Company will provide an estimated per share net asset value (“NAV”) of its common stock at least annually, at which time the Company’s board of directors may update the per share offering prices of Shares to reflect such updated estimated per share NAV amounts. The Company reserves the right to reallocate the Shares among the share classes in the Offerings. The Company also reserves the right to discontinue offering any class of Shares at any time during the Offerings, which shall be disclosed in each Prospectus.

2.	Amendment to Section 1(a).
Section 1(a) of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:
(a) REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”): (i) the Initial Registration Statement, (ii) a registration statement (File No. 333-217579) on Form S-11 (the “Follow-On Registration Statement”) for the registration of the Follow-On Shares, and (iii) a registration statement (File No. 333-220940) on Form S-3 for the registration of the DRP Shares (“DRP Registration Statement”), and one or more amendments to such registration statements have been or may be so prepared and filed. The Initial Registration Statement, Follow-On Registration Statement and DRP Registration Statement and the prospectuses contained therein, as finally amended or supplemented at the date each respective registration statement is declared effective by the Commission (the “Effective Date”), are each hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that (A) if the Company files a post-effective amendment to such registration statements, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, and (B) if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed. As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

3.	Amendment to Section 4(b).
Section 4(b) of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:
(b)    DISTRIBUTION AND SERVICING FEE.

(i) Amount.

Upon the terms set forth in the Prospectus and subject to the limitations set forth below, for providing the services described in Exhibit A attached hereto with respect to Class T Shares purchased in the primary portion of the Initial Offering (the “Primary Offering”) and Class T Shares and Class T2 Shares purchased in the Follow-On Offering only, the Company will pay to the Dealer Manager a distribution and servicing that accrues daily equal to (i) 1/365th of up to 1.0% of the most recent estimated NAV per Class T Share on a continuous basis from year to year for each Class T Share sold in the Primary Offering of the Initial Offering and the Follow-On Offering (the “Class T Distribution and Servicing Fee”) and (ii) 1/365th of up to 1.0% of the most recent estimated NAV per Class T Share (until the Company has determined an estimated NAV per Class T2 Share) on a continuous basis from year to year for each Class T2 Share sold in the Follow-On Offering (the “Class T2 Distribution and Servicing Fee” and together with the Class T Distribution and Servicing Fee, the “Distribution and Servicing Fee”).

(ii) Payment.

The Company will pay the Distribution and Servicing Fee to the Dealer Manager on a monthly basis in arrears. The Dealer Manager will reallow all of the Distribution and Servicing Fee to Participating Broker-Dealers as marketing fees or to defray other distribution-related expenses; provided, however, that, for Class T Shares, beginning June 1, 2017, a Participating Broker-Dealer may provide written notice (the “Waiver”) to the Dealer Manager that it will waive all or a portion of the reallowance of the Class T Distribution and Servicing Fee (the “Waived Amount”), and such Waiver shall be binding and irrevocable as to Participating Broker-Dealer, and shall only apply to Class T Shares sold through Participating Broker-Dealer on or after the Effective Waiver Date (as defined herein). The Waiver will become effective within three (3) business days of receipt by the Dealer Manager of such Waiver (the “Effective Waiver Date”). The Dealer Manager shall forward the Waiver to the Company within ten (10) business days of the Dealer Manager’s receipt of such Waiver. The Company will not pay to the Dealer Manager any Distribution and Servicing Fees in connection with the purchase of Class A Shares or Class I Shares or in connection with the purchase of Class T Shares or Class T2 Shares pursuant to the DRP.

(iii) Termination of Class T Distribution and Servicing Fee.

The Company will cease paying the Class T Distribution and Servicing Fee to the Dealer Manager upon the earliest to occur of the following: (i) a listing of the Class T Shares on a national securities exchange; (ii) following the completion of the Initial Offering or the Follow-On Offering, as applicable, the date on which total underwriting compensation in such offering equals (a) 10% of the gross proceeds from such offering less (b) all Waived Amounts; (iii) there are no longer any Class T Shares outstanding; (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which the Primary Offering of the Initial Offering terminated; or (v) with respect to a Class T Share sold in the Primary Offering, the date on which the holder of such Class T share or its agent notifies the Company or its agent that he or she is represented by a new Participating Broker-Dealer; provided that the Company will continue paying the Distribution and Servicing Fee to the Dealer Manager, which shall reallow the Distribution and Servicing Fee to the Participating Dealer if the new Participating Dealer enters into a Participating Broker-Dealer Agreement with the Dealer Manager or otherwise agrees to provide the services set forth in Exhibit A to this Agreement. The Company will not pay to the Dealer Manager any Distribution and Servicing Fees in connection with the purchase of any Class A Shares, Class I Shares or the purchase of any Class T Shares pursuant to the DRP.

(iv) Termination of Class T2 Distribution and Servicing Fee.

The Company’s obligations to pay the Class T2 Distribution and Servicing Fee to the Dealer Manager will survive until the earliest to occur of the following: (i) a listing of the Class T2 Shares on a national securities exchange; (ii) following the completion of the Follow-On Offering, the date on which total underwriting compensation in such offering equals 10% of the gross proceeds from the Follow-On Offering; (iii) there are no longer any Class T2 Shares outstanding; (iv) the end of the month in which the Company’s transfer agent, on behalf of the Company, determines that total underwriting compensation, including Selling Commissions, Dealer Manager Fees, the Class T2 Distribution and Servicing Fee and other elements of underwriting compensation with respect to such Class T2 Share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 Share in the Follow-On Offering; (v) the end of the month in which the Company’s transfer agent, on behalf of the Company, determines that the Class T2 Distribution and Servicing Fee with respect to such Class T2 Share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such Class T2 Share in the Follow-On Offering; (vi) the date on which such Class T2 Share is repurchased by the Company; or (vii) the date on which the holder of such Class T2 Share or its agent notifies the Company or its agent that he or she is represented by a new Participating Broker-Dealer; provided that the Company will continue paying the Class T2 Distribution and Servicing Fee, which shall be reallowed to the new Participating Broker-Dealer, if the new Participating Broker-Dealer enters into a Participating Broker-Dealer Agreement or otherwise agrees to provide the services set forth on Exhibit A to this Agreement. At the time the Company ceases paying the Class T2 Distribution Servicing Fee with respect to a Class T2 Share pursuant to this Agreement, such Class T2 Share (and any shares issued under the DRP with respect thereto) will convert into a number of Class I Shares (including any fractional shares) with an equivalent NAV as such share.

4.	Amendment to Section 4(c).
Section 4(c) of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:

(c)    DEALER MANAGER FEE.   Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, the Company will pay the Dealer Manager a dealer manager fee (“Dealer Manager Fee”) of up to 3.0% of gross offering proceeds from the sale of Class A Shares and Class T Shares and up to 2.5% of gross offering proceeds from the sale of Class T2 Shares. The Dealer Manager will receive a Dealer Manager Fee in an amount equal to up to 2.0% of the gross offering proceeds from the sale of Class I Shares, of which 1.0% will be funded by the Advisor without reimbursement from the Company. The 1.0% of the Dealer Manager Fee with respect to Class I Shares that is paid from offering proceeds will be waived in the event an investor purchases Class I Shares through a registered investment adviser that is not affiliated with a broker dealer. The Dealer Manager Fee payable in respect of Class A Shares, Class T Shares, Class T2 Shares and Class I Shares may be changed in the future by the consent of the Company, the Advisor and the Dealer Manager.

Pursuant to, and in accordance with, the terms of the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, with respect to sales of Class T Shares or Class T2 Shares of $2,000,000 or more to a qualifying purchaser (as defined in the “Plan of Distribution” section of the Prospectus), the Advisor will pay the Dealer Manager an amount equal to 1.0% of the gross offering proceeds for each purchase, in addition to the applicable Dealer Manager Fee amount payable by the Company to the Dealer Manager, as set forth therein.  In addition, with respect to sales of Class T Shares or Class T2 Shares of $5,000,000 or more to a qualifying purchaser (as defined in the “Plan of Distribution” section of the Prospectus), the Advisor will pay the Dealer Manager an additional amount equal to 1.0% of the gross offering proceeds for each purchase.

The Dealer Manager may reallow a portion of the Dealer Manager Fee, and the amounts paid by the Advisor to the Dealer Manager pursuant to this section, to Participating Broker-Dealers.  The Dealer Manager’s reallowance of Dealer Manager Fees, and the amounts paid by the Advisor to the Dealer Manager, pursuant to this section to a particular Participating Broker-Dealer shall be as set forth in Schedule 1 to the Participating Broker-Dealer Agreement with such Participating Broker-Dealer.

The Company and the Advisor’s obligations to pay the amounts described in this Section 4(c) to the Dealer Manager with respect to a class of Shares will survive until the earliest to occur of (i) a listing of the Shares on a national securities exchange, (ii) the Shares no longer being outstanding, as a result of, without limitation, upon their redemption or other repurchase by the Company, upon the Company’s dissolution or upon a merger or extraordinary transaction to which the Company is a party pursuant to which the Shares are exchanged for cash or other securities, (iii) as of the end of the applicable time period prescribed by applicable FINRA rules or regulations, the date at which total underwriting compensation (as defined in accordance with applicable FINRA rules) paid with respect to the Initial Offering or Follow-On Offering, as applicable, equals 10% of the gross proceeds from such offering, or (iv) the termination of this Agreement.

5.	Governing Law.
The provisions of this Eighth Amendment shall be construed and interpreted in accordance with the laws of the State of Florida, and venue for any action brought with respect to any claims arising out of this Eighth Amendment shall be brought exclusively in Hillsborough County, Tampa.

6.	Counterparts.
This Eighth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
Except as expressly set forth herein, the Dealer Manager Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Dealer Manager Agreement as amended hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment effective as of the Effective Date.

CARTER VALIDUS MISSION CRITICAL
REIT II, INC.

By:  /s/ John E. Carter
John E. Carter
Chief Executive Officer

CARTER VALIDUS ADVISORS II, LLC

By: /s/ Lisa A. Drummond
Lisa A. Drummond
Chief Operating Officer and Secretary

SC DISTRIBUTORS, LLC

By: /s/ Patrick Miller
Patrick Miller
President

[Signature Page to Eighth Amendment to the Amended and Restated Dealer Manager Agreement]